                                                                   EXHIBIT f(1)




                                    AIM FUNDS

                    DIRECTOR DEFERRED COMPENSATION AGREEMENT








                                As Amended March 7, 2000, and September 28, 2001

                                    AIM FUNDS

                    DIRECTOR DEFERRED COMPENSATION AGREEMENT


                  AGREEMENT, made on this __ day of _______, 20__, by and between the registered open-end investment companies listed on Appendix A hereto (the "Funds"), and _______________________________________________________ (the
"Director") residing at _______________________________________.

                  WHEREAS, the Funds and the Director have entered into agreements pursuant to which the Director will serve as a director/trustee of the Funds; and

                  WHEREAS, if the Funds and the Director have previously entered into an additional agreement whereby the Funds will provide to the Director a vehicle under which the Director can defer receipt of directors' fees payable by the Funds, they now desire to amend and restate such agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Funds and the Director hereby agree as follows:

1.       DEFINITION OF TERMS AND CONSTRUCTION

         1.1 Definitions. Unless a different meaning is plainly implied by the context, the following terms as used in this Agreement shall have the following meanings:

             (a) "Beneficiary" shall mean such person or persons designated pursuant to Section 4.3 hereof to receive benefits after the death of the Director.

             (b) "Boards of Directors" shall mean the respective Boards of Directors of the Funds.

             (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

             (d) "Compensation" shall mean the amount of directors' fees paid by each of the Funds to the Director during a Deferral Year prior to reduction for Compensation Deferrals made under this Agreement.

             (e) "Compensation Deferral" shall mean the amount or amounts of the Director's Compensation deferred under the provisions of Section 3 of this Agreement.

             (f) "Deferral Accounts" shall mean the accounts maintained to reflect the Director's Compensation Deferrals made pursuant to Section 3 hereof (or pursuant to any prior agreement) and any other credits or debits thereto.

             (g) "Deferral Year" shall mean each calendar year during which the Director makes, or is entitled to make, Compensation Deferrals under Section 3 hereof.

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             (h) "Retirement" shall have the same meaning as set forth under the
Retirement Plan.

             (i) "Retirement Plan" shall mean the "AIM Funds Retirement Plan for Eligible Directors/Trustees."

             (j) "Valuation Date" shall mean the last business day of each calendar year and any other day upon which the Funds makes valuations of the Deferral Accounts.

         1.2 Plurals and Gender. Where appearing in this Agreement the singular shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

         1.3 Directors and Trustees. Where appearing in this Agreement, "Director" shall also refer to "Trustee" and "Board of Directors" shall also refer to "Board of Trustees."

         1.4 Headings. The headings and sub-headings in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

         1.5 Separate Agreement for Each Fund. This Agreement is drafted, and shall be construed, as a separate agreement between the Director and each of the Funds.

2.       PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

         2.1 Commencement of Compensation Deferrals. The Director may elect, on a form provided by, and submitted to, the Presidents of the respective Funds, to commence Compensation Deferrals under Section 3 hereof for the period beginning on the later of (i) the date this Agreement is executed or (ii) the date such form is submitted to the Presidents of the Funds.

         2.2 Termination of Deferrals. The Director shall not be eligible to make Compensation Deferrals after the earliest of the following dates:

             (a) The date on which he ceases to serve as a Director of all of the Funds; or

             (b) The effective date of the termination of this Agreement.

3.       COMPENSATION DEFERRALS

         3.1 Compensation Deferral Elections.

             (a) On or prior to the first day of any Deferral Year, the Director may elect, on the form described in Section 2.1 hereof, to defer the receipt of all or a portion of his Compensation for such Deferral Year. Such writing shall set forth the amount of such Compensation Deferral (in whole percentage amounts). Such election shall continue in effect for all subsequent Deferral Years unless it is canceled or modified as provided below.

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             (b) Compensation Deferrals shall be withheld from each payment of
Compensation by the Funds to the Director based upon the percentage amount elected by the Director under Section 3.1(a) hereof.

             (c) The Director may cancel or modify the amount of his Compensation Deferrals on a prospective basis by submitting to the Presidents of the Funds a revised Compensation Deferral election form. Such change will be effective as of the first day of the Deferral Year following the date such revision is submitted to the Presidents of the Funds.

         3.2 Valuation of Deferral Account.

             (a) Each Fund shall establish a bookkeeping Deferral Account to which will be credited an amount equal to the Director's Compensation Deferrals under this Agreement made with respect to Compensation earned from each such Fund. Compensation Deferrals shall be allocated to the Deferral Accounts on the first business day following the date such Compensation Deferrals are withheld from the Director's Compensation. As of the date of this Agreement, the Deferral Accounts also shall be credited with the amounts credited to the Director under each other outstanding elective deferred compensation agreement entered into by and between the Funds and the Director which is superseded by this Agreement pursuant to Section 6.11 hereof. The Deferral Accounts shall be debited to reflect any distributions from such Accounts. Such debits shall be allocated to the Deferral Accounts as of the date such distributions are made.

             (b) As of each Valuation Date, income, gain and loss equivalents (determined as if the Deferral Accounts are invested in the manner set forth under Section 3.3, below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Director's Deferral Accounts.

         3.3 Investment of Deferral Account Balances.

             (a) (1) The Director may select, from various options made available by the Funds, the investment media in which all or part of his Deferral Accounts shall be deemed to be invested.

                 (2) The Director shall make an investment designation on a form provided by the Presidents of the Funds which shall remain effective until another valid direction has been made by the Director as herein provided. The Director may amend his investment designation by giving written direction to the Presidents of the Funds in such manner and at such time as the Funds may permit, but no less frequently than quarterly on thirty (30) days' notice prior to the end of a calendar quarter. A timely change to a Director's investment designation shall become effective as soon as practicable following receipt by the Presidents of the Funds.

                 (3) The investment media deemed to be made available to the Director, and any limitation on the maximum or minimum percentages of the Director's Deferral Accounts that may be invested any particular medium, shall be the same as from time-to-time communicated to the Director by the Presidents of the Funds.

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             (b) Except as provided below, the Director's Deferral Accounts shall be deemed to be invested in accordance with his investment designations, provided such designations conform to the provisions of this Section. If -

                 (1) the Director does not furnish the Presidents of the Funds with complete, written investment instructions, or

                 (2) the written investment instructions from the Director are unclear, then the Director's election to make Compensation Deferrals hereunder shall be held in abeyance and have no force or effect until such time as the Director shall provide the Presidents of the Funds with complete investment instructions. Notwithstanding the above, the Boards of Directors, in their sole discretion, may disregard the Director's election and determine that all Compensation Deferrals shall be deemed to be invested in a fund determined by the Boards of Directors. In the event that any fund under which any portion of the Director's Deferral Accounts is deemed to be invested ceases to exist, such portion of the Deferral Accounts thereafter shall be held in the successor to such fund, subject to subsequent deemed investment elections.

             The Funds shall provide an annual statement to the Director showing such information as is appropriate, including the aggregate amount in the Deferral Accounts, as of a reasonably current date.

4.       DISTRIBUTIONS FROM DEFERRAL ACCOUNTS

         4.1 Payment Date and Methods.

             (a) Designation of Date. Each deferral direction given pursuant to
Section 3.1 shall include designation of the Payment Date for the value of the amount deferred. Such Payment Date shall be the first day of any calendar quarter, subject to the limitation set forth in paragraph 4.1(c).

             (b) Extension Date. At least one year before the Payment Date initially designated pursuant to paragraph 4.1(a) above, the Participant may irrevocably elect to extend such Payment Date to the first day of any calendar quarter, subject to the limitation set forth in paragraph 4.1(c).

             (c) Limitation. The Director shall select a Payment Date (or extended Payment Date) that is no sooner than the earlier of (i) the January 1 that follows the second anniversary of the Participant's deferral election made pursuant to paragraph 4.1(a) or (b) or (ii) the January 1 of the year after the Participant's Retirement.

             (d) Methods of Payment. Distributions from the Director's Deferral Accounts shall be paid in cash in a single sum unless the Participant elects, at the time a Payment Date is selected pursuant to paragraph 4.1(a) or 4.1(b), to receive the amount payable in generally equal quarterly installments over a period not to exceed ten (10) years. In addition, at least one year before the Payment Date, a Director may change the method of payment previously selected.

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             (e) Irrevocability. Except as provided in paragraphs 4.1(b) and
4.1(d), a designation of a Payment Date and an election of installment payments shall be irrevocable; provided, however, that payment shall be made or begin on a different date as follows:

                 (1) Upon the Director's death, payment shall be made in accordance with Section 4.2,

                 (2) Upon the Director's ceasing to serve as a director of all of the Funds for reasons other than death or Retirement, payment shall be made or begin within three months after the end of the calendar year in which such termination occurs in accordance with the method elected by the Director pursuant to paragraph 4.1(d) provided the designation of such method had been made at least one year before such termination occurred, except that the Boards of Directors, in their sole discretion, may accelerate the distribution of such Deferral Accounts,

                 (3) Upon termination of this Agreement, payment shall be made in accordance with Section 5.2, and

                 (4) In the event of the liquidation, dissolution or winding up of a Fund or the distribution of all or substantially all of a Fund's assets and property relating to one or more series of its shares to the shareholders of such series (for this purpose a sale, conveyance or transfer of a Fund's assets to a trust, partnership, association or corporation in exchange for cash, shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of the Fund shall not be deemed a termination of the Fund or such a distribution), all unpaid balances of the Deferral Accounts related to such Fund as of the effective date thereof shall be paid in a lump sum on such effective date.

         4.2 Death Prior to Complete Distribution of Deferral Accounts. Upon the death of the Director prior to the commencement of the distribution of the amounts credited to his Deferral Accounts, the balance of such Accounts shall be distributed to his Beneficiary in accordance with the method of payment selected pursuant to paragraph 4.1(d), commencing as soon as practicable after the Director's death. In the event of the death of the Director after the commencement of such distribution, but prior to the complete distribution of his Deferral Accounts, the balance of the amounts credited to his Deferral Accounts shall be distributed to his Beneficiary over the remaining period during which such amounts were distributable to the Director under Section 4.1 hereof. Notwithstanding the above, the Boards of Directors, in their sole discretion, may accelerate the distribution of the Deferral Accounts.

         4.3 Designation of Beneficiary. For purposes of Section 4.2 hereof, the Director's Beneficiary shall be the person or persons so designated by the Director in a written instrument submitted to the Presidents of the Funds. In the event the Director fails to properly designate a Beneficiary, his Beneficiary shall be the person or persons in the first of the following classes of successive preference Beneficiaries surviving at the death of the Director: the Director's (1) surviving spouse or (2) estate.

         4.4 Payments Due Missing Persons. The Funds shall make a reasonable effort to locate all persons entitled to benefits under this Agreement. However, notwithstanding any provisions of this Agreement to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under this Agreement shall stand suspended. Before this provision becomes operative, the Funds shall send a certified letter to all such persons to their last known address advising them that their benefits under this Agreement shall be suspended. Any such suspended amounts shall be held by the Funds for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable) and thereafter, if unclaimed, such amounts shall be forfeited.

5.       AMENDMENTS AND TERMINATION

         5.1 Amendments.

             (a) The Funds and the Director may, by a written instrument signed by, or on behalf of, such parties, amend this Agreement at any time and in any manner.

             (b) The Funds reserve the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Agreement by action of their Boards of Directors for the purposes of complying with any provision of the Code or any other technical or legal requirements, provided that:

                 (1) No such amendment shall make it possible for any part of the Director's Deferral Accounts to be used for, or diverted to, purposes other than for the exclusive benefit of the Director or his Beneficiaries, except to the extent otherwise provided in this Agreement; and

                 (2) No such amendment may reduce the amount of the Director's Deferral Accounts as of the effective date of such amendment.

         5.2 Termination. The Director and the Funds may, by written instrument signed by, or on behalf of, such parties, terminate this Agreement at any time. In the event of the termination of this Agreement, the Boards of Directors, in their sole discretion, may choose to pay out the Director's Deferral Accounts prior to the designated Payment Dates. Otherwise, following a termination of this Agreement, such Accounts shall continue to be maintained in accordance with the provisions of this Agreement until the time they are paid out.

6.       MISCELLANEOUS.

         6.1 Rights of Creditors.

             (a) This Agreement is unfunded. Neither the Director nor any other persons shall have any interest in any specific asset or assets of the Funds by reason of any Deferral Accounts hereunder, nor any rights to receive distribution of his Deferral Accounts except and as to the extent expressly provided hereunder. The Funds shall not be required to purchase, hold or dispose of any investments pursuant to this Agreement; however, if in order to cover their obligations hereunder the Funds elect to purchase any investments the same shall continue for all purposes to be a part of the general assets and property of the Funds, subject to the claims of their general creditors and no person other than the Funds shall by virtue of the provisions of this Agreement have any interest in such assets other than an interest as a general creditor.

             (b) The rights of the Director and the Beneficiaries to the amounts held in the Deferral Accounts are unsecured and shall be subject to the creditors of the Funds. With respect to the payment of amounts held under the Deferral Accounts, the Director and his Beneficiaries have the status of unsecured creditors of the Funds. This Agreement is executed on behalf of the Funds by an officer, or other representative, of the Funds as such and not individually. Any obligation of the Funds hereunder shall be an unsecured obligation of the Funds and not of any other person.

         6.2 Agents. The Funds may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform their duties under this Agreement. The Funds shall bear the cost of such services and all other expenses they incur in connection with the administration of this Agreement.

         6.3 Liability and Indemnification. Except for their own gross negligence, willful misconduct or willful breach of the terms of this Agreement, the Funds shall be indemnified and held harmless by the Director against liability or losses occurring by reason of any act or omission of the Funds or any other person.

         6.4 Incapacity. If the Funds shall receive evidence satisfactory to them that the Director or any Beneficiary entitled to receive any benefit under the Agreement is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Director or Beneficiary and that no guardian, committee or other representative of the estate of the Director or Beneficiary shall have been duly appointed, the Funds may make payment of such benefit otherwise payable to the Director or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

         6.5 Cooperation of Parties. All parties to this Agreement and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.

         6.6 Governing Law. This Agreement is made and entered into in the State of Texas and all matters concerning its validity, construction and administration shall be governed by the laws of the State of Texas.

         6.7 Nonguarantee of Directorship. Nothing contained in this Agreement shall be construed as a contract or guarantee of the right of the Director to be, or remain as, a director of any of the Funds or to receive any, or any particular rate of, Compensation from any of the Funds.

         6.8 Counsel. The Funds may consult with legal counsel with respect to the meaning or construction of this Agreement, their obligations or duties hereunder or with respect to any action or proceeding or any question of law, and they shall be fully protected with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.


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

         6.9 Spendthrift Provision. The Director's and Beneficiaries' interests in the Deferral Accounts may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall render the Deferral Accounts immediately forfeitable.

         6.10 Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to the Director at the home address set forth in the Funds' records and to the Funds at the address set forth on the first page of this Agreement, provided that all notices to the Funds shall be directed to the attention of the Presidents of the Funds or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         6.11 Entire Agreement. This Agreement contains the entire understanding between the Funds and the Director with respect to the payment of non-qualified elective deferred compensation by the Fund to the Director. Effective as of the date hereof, this Agreement replaces, and supersedes, all other non-qualified elective deferred compensation agreements by and between the Director and the Funds.

         6.12 Interpretation of Agreement. Interpretations of, and determinations (including factual determinations) related to, this Agreement made by the Funds in good faith, including any determinations of the amounts of the Deferral Accounts, shall be conclusive and binding upon all parties; and the Funds shall not incur any liability to the Director for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith.

         6.13 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Funds and their successors and assigns and to the Director and his heirs, executors, administrators and personal representatives.

         6.14 Severability. In the event any one or more provisions of this Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

         6.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            The Funds


                                            By:
------------------------                        ------------------------
Witness                                     Name:
                                            Title:

------------------------                    ----------------------------
Witness                                     Director

                                   APPENDIX A

         For the purposes of the Deferred Compensation Agreement "AIM Funds" shall mean each of the regulated investment companies constituting classes or series of shares of the following entities:

                                AIM ADVISOR FUNDS

                                AIM EQUITY FUNDS

                             AIM FLOATING RATE FUND

                                 AIM FUNDS GROUP

                                AIM GROWTH SERIES

                          AIM INTERNATIONAL FUNDS, INC.

                              AIM INVESTMENT FUNDS

                         AIM INVESTMENT SECURITIES FUNDS

                                AIM SERIES TRUST

                         AIM SPECIAL OPPORTUNITIES FUNDS

                                 AIM SUMMIT FUND

                              AIM TAX-EXEMPT FUNDS

                          AIM VARIABLE INSURANCE FUNDS

                           SHORT-TERM INVESTMENTS CO.

                          SHORT-TERM INVESTMENTS TRUST

                            TAX-FREE INVESTMENTS CO.

                         DEFERRED COMPENSATION AGREEMENT
                             DEFERRAL ELECTION FORM


TO:               Presidents of the AIM Funds

FROM:

DATE:


                  With respect to the Deferred Compensation agreement (the "Agreement") dated as of ________________________ by and between the undersigned and the AIM Funds, I hereby make the following elections:

         Deferral of Compensation

                  Starting with Compensation to be paid to me with respect to services provided by me to the AIM Funds after the date this election Form is received by the AIM Funds, I hereby elect that ______ percent (_____%) of my Compensation (as defined under the Agreement) be reduced and that the Fund establish a bookkeeping account credited with amounts equal to the amount so reduced (the "Deferral Account"). The Deferral Account shall be further credited with income equivalents as provided under the Agreement. I understand that this election will remain in effect with respect to Compensation I earn in subsequent years unless I modify or revoke it. I further understand that such modification or revocation will be effective only prospectively and will apply commencing with the Compensation I earn in the calendar year that begins after the change is received by you.

         Payment Date

                  I hereby designate ________ 1 (select the first month in any calendar quarter) in the year ______ (select a year that is at least two years after the year this election is made) as the Payment Date for the amounts credited to my Deferral Account pursuant to the election made above. If my Retirement (as defined in the Agreement) occurs sooner, I [ ] do [ ] do not (check the appropriate box) want payment of such amounts to commence effective the January 1 following my Retirement. I understand that amounts credited to my Deferral Account may be paid to me prior to the Payment Date as provided in the Agreement.

         Payment Method

                  I hereby elect to receive the amounts credited to my Deferral Account in (check one)

[ ]      a single payment in cash

[ ]      annual installments for a period of ____ (select no more than 10 years)

beginning within 30 days following the payment date selected above.

                  I understand that the amounts credited to my Deferral Account shall remain the general assets of the AIM Funds and that, with respect to the payment of such amounts, I am merely a general creditor of the AIM Funds. I may not sell, encumber, pledge, assign or otherwise alienate the amounts credited to my Deferral Account.

                  I hereby agree that the terms of the Agreement are incorporated herein and are made a part hereof. Dated as of the day and year first above written.

WITNESS:                                     DIRECTOR:


-------------------------                    ------------------------------


WITNESS:                                     RECEIVED:

                                             AIM Funds

------------------------------
By:
    --------------------------
Date:
      ------------------------

                         DEFERRED COMPENSATION AGREEMENT
                            INVESTMENT DIRECTION FORM


TO:               Presidents of the AIM Funds

FROM:

DATE:


                  With respect to the Deferred Compensation Agreement (the "Agreement") by and between the undersigned and the AIM Funds, I hereby elect that my Deferral Account under the Agreement be considered to be invested as follows (in multiples of 10%):


         NAME OF FUND                                          %
         ------------                                         ---
                                                                %
-----------------------------------                           --
                                                                %
-----------------------------------                           --
                                                                %
-----------------------------------                           --
                                                                %
-----------------------------------                           --
                                                                %
-----------------------------------                           --
                                                                %
-----------------------------------                           --


                  I acknowledge that I may amend this Investment Agreement in the manner, and at such time, as permitted under the Agreement. Furthermore, I acknowledge that, pursuant to Section 3.3(b) of the Agreement, the Fund has reserved the right to disregard the elections made above to consider my Deferral Account to be deemed to be invested in a fund of its choosing.

WITNESS:                                     DIRECTOR:


-------------------------                    ------------------------------


WITNESS:                                     RECEIVED:


-------------------------                    AIM Funds

                                             By:
                                                ---------------------------

                                             Date:
                                                  -------------------------

                         DEFERRED COMPENSATION AGREEMENT
                          BENEFICIARY DESIGNATION FORM


TO:               Presidents of the AIM Funds

FROM:

DATE:


                  With respect to the Deferred Compensation Agreement (the "Agreement") by and between the undersigned and the AIM Funds, I hereby make the following beneficiary designations:

I.       Primary Beneficiary

                  I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts credited to my Deferral Account under the Agreement. In the event I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on an attachment to this form:

-----------------------------------------------------------------
Name                                                 Relationship


-----------------------------------------------------------------
Address


-----------------------------------------------------------------
City                                State                     Zip

II.      Secondary Beneficiary

                  In the event I am not survived by any Primary Beneficiary, I hereby appoint the following as Secondary Beneficiary(ies) to receive death benefits under the Agreement. In the event I am survived by more than one Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on an attachment to this form:


-----------------------------------------------------------------
Name                                                 Relationship


-----------------------------------------------------------------
Address


-----------------------------------------------------------------
City                                State                     Zip


                  I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by a Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Agreement.

WITNESS:                                     DIRECTOR:


-------------------------                    ------------------------------


WITNESS:                                     RECEIVED:


-------------------------                    AIM Funds

                                             By:
                                                ---------------------------

                                             Date:
                                                  -------------------------

                           PAYMENT DATE ELECTION FORM
                      FOR PREVIOUSLY DEFERRED COMPENSATION


TO:               Presidents of the AIM Funds

FROM:

DATE:


                  With respect to the Deferred Compensation agreement (the "Agreement") by and between the undersigned and the AIM Funds, pursuant to which I have previously elected to defer Compensation,

         Payment Date Change:

                  I hereby designate ________ 1 (select the first month in any calendar quarter) in the year ______ (select a year that is at least two years after the year this election is made) as the Payment Date for the amounts previously credited to my Deferral Account and amounts subsequently credited thereto. If my Retirement (as defined in the Agreement) occurs sooner, I [ ] do [ ] do not (check the appropriate box) want payment of such amounts to commence effective the January 1 following my Retirement. I understand that amounts credited to my Deferral Account may be paid to me prior to the Payment Date as provided in the Agreement.

         Payment Method Change

                  I hereby elect to receive the amounts credited to my Deferral Account in (check one)

[ ]      a single payment in cash

[ ]      annual installments for a period of ____ (select no more than 10 years)

                  I understand that this change in payment method will not be given effect unless my Payment Date is at least one year from the date hereof and I do not cease to be a Director within such year.

                  I understand that I may amend this designation in the manner, and at such time, as permitted under the Agreement.


WITNESS:                                     DIRECTOR:


-------------------------                    ------------------------------


WITNESS:                                     RECEIVED:


-------------------------                    AIM Funds

                                             By:
                                                ---------------------------

                                             Date:
                                                  -------------------------

DEFERRED COMPENSATION AGREEMENT

                                     SUMMARY


                  Your Deferred Compensation Agreement (the "Agreement") allows you to defer some or all of your annual trustee's fees otherwise payable by the Funds. Deferred fees are deemed invested in certain mutual funds selected by you. The deferral is pre-tax, and the deferred amount and the credited gains, losses and income are not subject to tax until paid out to you.

                  Your deferrals (and investment experience) are posted to a bookkeeping account maintained by the Funds in your name. In order for you to enjoy the tax deferral, the payments due under the Agreement will be paid from the Funds' general assets, and you are considered a general unsecured creditor of the Funds; you may not transfer your right to receive payments under the Agreement to any other person, nor may you pledge that right to secure any debt or other obligation; finally, an election to defer must be made in writing before the first day of the calendar year for which the fees are earned (the "Election Date") and elections can be changed only prospectively, effective for the next calendar year.

                    An important change has been made to your Agreement to give you greater flexibility to select the time and method of payment of amounts that you defer: for amounts previously deferred and for future elections you now designate a specific Payment Date and payment method which generally may be changed with at least one year's advance notice.

PAYMENT DATE ELECTION

                  Deferred fees (and the income, gains and losses credited during the deferral period) generally will be paid out as elected by you in installments or a single sum in cash within 30 days of the Payment Date elected. (For payments in connection with your termination of service as a trustee, see below.)

                  Deferrals must be for a minimum two year period (unless your retirement date under the Retirement Plan is earlier). Thus, the Payment Date may be the first day of any calendar quarter that follows the second anniversary of the applicable Election Date or your retirement date. Thus, fees previously deferred and fees payable for the calendar year beginning January 1, 1997 may be deferred to the first day of any calendar quarter in any year from 1999.

EXTENDING A PAYMENT DATE

                  At least one year prior to any Payment Date, you may extend that Date, provided that the additional period of deferral is at least two years. You may make this change in Payment Date only once.

PAYMENT METHOD

                  The value of your deferrals (based on your election as to how your deferral account is to be considered invested) will be paid in cash, in one lump sum or in annual installments (over a period not to exceed 10 years) as you select at the time you select your Payment Date. You may change this election, but the change will not be given effect unless it is made at least one year before your Payment Date or your ceasing to be a trustee (whichever occurs first). This one year requirement is waived in the case of your death (see Termination of Service, below).

TERMINATION OF SERVICE

                  Upon your death, your account under the Agreement will be paid out as elected by you in installments or in a single sum in cash as soon as practicable. Payment will be made to your designated Beneficiary or Beneficiaries or to your estate if there is no surviving Beneficiary.

                  Upon termination of your service as trustee for any reason other than death or your retirement (as defined in the Retirement Plan), your account will be paid to you as a single sum (or in installments if you had timely elected that method) in cash within three months following the end of the fiscal year in which you terminate, regardless of the Payment Dates you elected.

                                                                    EXHIBIT g(6)

                                 FOREIGN ASSETS
                              DELEGATION AGREEMENT


         This FOREIGN ASSETS DELEGATION AGREEMENT (the "Agreement") is made this 29th day of June, 2001 by and between A I M ADVISORS, INC., a Delaware corporation ("AIM") and each registered investment company (the "Investment Companies") and its respective portfolios as listed on Schedule A attached hereto (the "Funds"), as the same may be amended from time to time.

                                   WITNESSETH:

         WHEREAS, AIM has agreed to accept responsibility for the selection of foreign countries in which the Funds may invest; and

         WHEREAS, AIM has agreed to accept responsibility for selecting eligible foreign securities depositories in such countries;

         NOW THEREFORE, AIM hereby agrees as follows:

1.       DEFINITIONS.

         A. "ELIGIBLE FOREIGN SECURITIES DEPOSITORY" means a foreign Securities Depository that meets the eligibility requirements of Paragraph 5 hereof.

         B. "FOREIGN ASSETS" means any of a Fund's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         C. "PREVAILING COUNTRY RISKS" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country, including but not limited to, such country's political environment; economic and financial infrastructure (including any Eligible Foreign Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors compromising "prevailing country risk", including the effects of foreign law on the safekeeping of Fund assets, the likelihood of expropriation, nationalization, freezing or confiscation of the Fund's assets and any reasonably foreseeable difficulties in repatriating the Fund's assets.

         D.       "PRIMARY CUSTODIAN" means State Street Bank and Trust Company.

         E. "SECURITIES DEPOSITORY" means a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities. A Securities Depository includes an Eligible Foreign Securities Depository.

2. FOREIGN COUNTRY SELECTION. AIM shall select the foreign countries in which a Fund invests. AIM may determine that an issuer is located in a particular country based on various factors, including the following;
         (i) the issuer is organized under the laws of and maintains a principal office in that country; (ii) the issuer derives 50% or more of its total revenues from business in that country; (iii) the primary market for the issuer's securities is in that country. In addition, in determining whether to maintain assets of Fund in a foreign country, AIM shall consider Prevailing Country Risks. AIM may rely on information provided by computerized information services, such as Bloomberg terminals, in making the foregoing determinations. AIM may also rely on information and opinions provided by the Foreign Custody Manager in making such determinations. AIM may add or delete foreign countries to or from the list of approved foreign countries from time to time, as determined by the AIM employees who are portfolio managers of the Funds.

3. ELIGIBLE FOREIGN SECURITIES DEPOSITORIES SELECTION. AIM shall select Eligible Foreign Securities Depositories for the placement and maintenance of Foreign Assets. AIM shall not make any such selection unless and until is has determined that a Fund's custody arrangements provide reasonable safeguards against the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository, including:

         A.       Risk Analysis and Monitoring.

                  (1) The Fund and AIM have received from the Primary Custodian (or its agent) an analysis of the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository; and

                  (2) The contract between the Fund and the Primary Custodian requires the Primary Custodian (or its agent) to monitor the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository on a continuing basis, and promptly notify the Fund and AIM of any material change in these risks.

         B. Exercise of Care. The contract between the Fund and the Primary Custodian states that the Primary Custodian will agree to exercise reasonable care, prudence, and diligence in performing the requirements of Paragraphs 3(A)(1) and (2) above, or adhere to a higher standard of care.

4. WITHDRAWAL FROM FOREIGN SECURITIES DEPOSITORY. If a custody arrangement with a foreign Securities Depository no longer meets the eligibility requirements set forth Paragraph 5 below, AIM shall withdraw the Fund's Foreign Assets from the Securities Depository as soon as reasonably practicable.

5. DETERMINATION OF ELIGIBILITY. AIM shall determine a foreign Securities Depository to be an Eligible Foreign Securities Depository if it:

         A. Acts as or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or a transnational system for the central handling of securities or equivalent book-entries;

         B. Is regulated by a foreign financial regulatory authority as defined under section 2(a)(50) of the Investment Company Act of 1940, as amended (the 1940 Act);

         C. Holds assets for the custodian that participates in the system on behalf of the Fund under safekeeping conditions no less favorable than the conditions that apply to other participants;

         D. Maintains records that identify the assets of each participant and segregates the system's own assets from the assets of participants;

         E. Provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfers to or from any participant's account; and

         F. Is subject to periodic examination by regulatory authorities or independent accountants.

6.       REPORTS AND OTHER INFORMATION.

         A. QUARTERLY REPORTS. AIM will submit to the Boards of Directors/Trustees a quarterly report listing all newly approved countries and all countries in which a Fund invested for the first time during the preceding quarter. Such report shall include a revised Appendix 1 to the Foreign Custody and Country Selection Procedures, if applicable, listing the approved countries. AIM will submit to the Boards of Directors/Trustees a quarterly report indicating changes to Eligible Foreign Securities Depositories to the extent such report is not provided by the Primary Custodian.

         B.       OTHER REPORTS. AIM will notify the Boards of
                  Directors/Trustees in writing of any material change in the Eligible Foreign Securities Depositories for a Fund that has not been reported by the Primary Custodian promptly after the occurrence of the material change.

7. SUPERSEDES PRIOR AGREEMENT. This Agreement supersedes and replaces the Foreign Country Selection and Mandatory Securities Depository Responsibilities Delegation Agreement dated September 9, 1998, as amended.

8. LIABILITY OF AIM AND THE FUNDS. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of AIM or any of its officers, directors or employees, AIM shall not be subject to liability to the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in connection with the responsibilities delegated hereunder. Any liability of AIM to one Fund shall not automatically impart liability on the part of AIM to any other Fund. No Fund shall be liable for the obligations of any other Fund.

9. DELEGATION TO SUB-ADVISORS. AIM may delegate its duties under this Agreement to the sub-advisors for certain Funds for which AIM serves as investment adviser. Such sub-advisors shall have the same obligations and shall be subject to the same standard of care as AIM is under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

         On behalf of itself and on behalf of its Funds listed on Schedule A hereto, as such Schedule may be amended from time to time:


                                        AIM ADVISOR FUNDS
                                        AIM EQUITY FUNDS
                                        AIM FLOATING RATE FUND
                                        AIM FUNDS GROUP
                                        AIM GROWTH SERIES
                                        AIM INTERNATIONAL FUNDS, INC.
                                        AIM INVESTMENT FUNDS
                                        AIM INVESTMENT SECURITIES FUNDS
                                        AIM SERIES TRUST
                                        AIM SPECIAL OPPORTUNITIES FUNDS
                                        AIM SUMMIT FUND
                                        AIM VARIABLE INSURANCE FUNDS
                                        GLOBAL INVESTMENT PORTFOLIO



Attest: /s/ OFELIA M. MAYO                        By: /s/ ROBERT H. GRAHAM
       ---------------------------                    -------------------------
         Assistant Secretary                          Name: Robert H. Graham
                                                      Title: President



                                                  A I M ADVISORS, INC.

Attest: /s/ OFELIA M. MAYO                        By: /s/ ROBERT H. GRAHAM
       ---------------------------                    -------------------------
         Assistant Secretary                          Name: Robert H. Graham
                                                      Title: President

                                   SCHEDULE A
                                     TO THE
                       FOREIGN ASSETS DELEGATION AGREEMENT


AIM ADVISOR FUNDS                          AIM INTERNATIONAL FUNDS, INC.           AIM SPECIAL OPPORTUNITIES FUNDS
AIM Advisor Flex Fund                      AIM Asian Growth Fund                   AIM Large Cap Opportunities
AIM Advisor International Value            AIM European Development                    Fund
    Fund                                       Fund                                AIM Mid Cap Opportunities Fund
AIM Advisor Real Estate Fund               AIM International Equity Fund           AIM Small Cap Opportunities
                                           AIM Global Aggressive Growth                Fund
AIM EQUITY FUNDS                               Fund
AIM Aggressive Growth Fund                 AIM Global Growth Fund                  AIM SUMMIT FUND
AIM Blue Chip Fund                         AIM Global Income Fund
AIM Capital Development Fund                                                       AIM VARIABLE INSURANCE FUNDS
AIM Charter Fund                           AIM INVESTMENT FUNDS                    AIM V.I. Aggressive Growth
AIM Constellation Fund                     AIM Developing Markets Fund                 Fund
AIM Dent Demographic Trends                AIM Global Consumer Products            AIM V.I. Balanced Fund
    Fund                                       and Services Fund                   AIM V.I. Blue Chip Fund
AIM Emerging Growth Fund                   AIM Global Financial Services           AIM V.I. Capital Appreciation
AIM Large Cap Basic Value Fund                 Fund                                    Fund
AIM Large Cap Growth Fund                  AIM Global Health Care Fund             AIM V.I. Capital Development
AIM Mid Cap Growth Fund                    AIM Global Infrastructure Fund              Fund
AIM Weingarten Fund                        AIM Global Resources Fund               AIM V.I. Dent Demographic
                                           AIM Global Telecommunications               Trends Fund
AIM FLOATING RATE FUND                         and Technology Fund                 AIM V.I. Diversified Income Fund
                                           AIM Latin American Growth Fund          AIM V.I. Global Utilities Fund
AIM FUNDS GROUP                            AIM Strategic Income Fund               AIM V.I. Government Securities
AIM Balanced Fund                                                                      Fund
AIM European Small Company                 AIM INVESTMENT SECURITIES FUNDS         AIM V.I. Growth Fund
    Fund                                   AIM High Yield Fund                     AIM V.I. Growth and Income
AIM Global Utilities Fund                  AIM High Yield Fund II                      Fund
AIM International Emerging Growth          AIM Income Fund                         AIM V.I. High Yield Fund
    Fund                                                                           AIM V.I. International Equity
AIM New Technology Fund                    AIM SERIES TRUST                            Fund
AIM Select Growth Fund                     AIM Global Trends Fund                  AIM V.I. New Technology Fund
AIM Small Cap Equity Fund                                                          AIM V.I. Value Fund
AIM Value Fund
AIM Value II Fund                                                                  GLOBAL INVESTMENT PORTFOLIO
AIM Worldwide Spectrum Fund                                                        Global Consumer Products and
                                                                                         Services Portfolio
AIM GROWTH SERIES                                                                  Global Resources Portfolio
AIM Basic Value Fund
AIM Euroland Growth Fund
AIM Japan Growth Fund
AIM Mid Cap Equity Fund
AIM Small Cap Growth Fund

                                                               EXHIBIT n(1)


                 FOURTH AMENDED AND RESTATED MULTIPLE CLASS PLAN
                                       OF
                THE AIM FAMILY OF FUNDS--Registered Trademark--


1. This Fourth Amended and Restated Multiple Class Plan (the "Plan") adopted in accordance with Rule 18f-3 under the Act shall govern the terms and conditions under which the Funds may issue separate Classes of Shares representing interests in one or more Portfolios of each Fund.

2. Definitions. As used herein, the terms set forth below shall have the meanings ascribed to them below.

         (a)      Act - Investment Company Act of 1940, as amended.

         (b) AIM Cash Reserve Shares - shall mean the AIM Cash Reserve Shares Class of AIM Money Market Fund, a Portfolio of AIM Investment Securities Funds.

         (c)      CDSC - contingent deferred sales charge.

         (d) CDSC Period - the period of years following acquisition of Shares during which such Shares may be assessed a CDSC upon redemption.

         (e) Class - a class of Shares of a Fund representing an interest in a Portfolio.

         (f) Class A Shares - shall mean those Shares designated as Class A Shares in the Fund's organizing documents.

         (g) Class B Shares - shall mean those Shares designated as Class B Shares in the Fund's organizing documents.

         (h) Class C Shares - shall mean those Shares designated as Class C Shares in the Fund's organizing documents.

         (i)      Directors - the directors or trustees of a Fund.

         (j) Distribution Expenses - expenses incurred in activities which are primarily intended to result in the distribution and sale of Shares as defined in a Plan of Distribution and/or agreements relating thereto.

         (k) Distribution Fee - a fee paid by a Fund to the Distributor to compensate the Distributor for Distribution Expenses.

         (l) Distributor - A I M Distributors, Inc. or Fund Management Company, as applicable.

         (m) Fund - those investment companies advised by A I M Advisors, Inc. which have adopted this Plan.

         (n) Institutional Shares - shall mean Shares of a Fund representing an interest in a Portfolio offered for sale to institutional customers as may be approved by the Directors from time to time and as set forth in the Fund's prospectus.

         (o) Plan of Distribution - Any plan adopted under Rule 12b-1 under the Act with respect to payment of a Distribution Fee and/or Service Fee.

         (p) Portfolio - a series of the Shares of a Fund constituting a separate investment portfolio of the Fund.

         (q) Service Fee - a fee paid to financial intermediaries for the ongoing provision of personal services to Fund shareholders and/or the maintenance of shareholder accounts.

         (r) Share - a share of common stock or beneficial interest in a Fund, as applicable.

3.       Allocation of Income and Expenses.

         (a) Distribution Fees and Service Fees - Each Class shall bear directly any and all Distribution Fees and/or Service Fees payable by such Class pursuant to a Plan of Distribution adopted by the Fund with respect to such Class.

         (b) Transfer Agency and Shareholder Recordkeeping Fees - Each Class shall bear directly the transfer agency fees and expenses and other shareholder recordkeeping fees and expenses specifically attributable to that Class; provided, however, that where two or more Classes of a Portfolio pay such fees and/or expenses at the same rate or in the same amount, those Classes shall bear proportionately such fees and expenses based on the relative net assets attributable to each such Class.

         (c) Allocation of Other Expenses - Each Class shall bear proportionately all other expenses incurred by a Fund based on the relative net assets attributable to each such Class.

         (d) Allocation of Income, Gains and Losses - Except to the extent provided in the following sentence, each Portfolio will allocate income and realized and unrealized capital gains and losses to a Class based on the relative net assets of each Class. Notwithstanding the foregoing, each Portfolio that declares dividends on a daily basis will allocate income on the basis of settled shares.

         (e) Waiver and Reimbursement of Expenses - A Portfolio's adviser, underwriter or any other provider of services to the Portfolio may waive or reimburse the expenses of a particular Class or Classes.

4. Distribution and Servicing Arrangements. The distribution and servicing arrangements identified below will apply for the following Classes offered by a Fund with respect to a Portfolio. The provisions of the Fund's prospectus describing the distribution and servicing arrangements in detail are incorporated herein by this reference.

         (a) Class A Shares. Class A Shares shall be offered at net asset value plus a front-end sales charge as approved from time to time by the Directors and set forth in the Fund's prospectus, which sales charge may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers as permitted by Section 22(d) of the Act and as set forth in the Fund's prospectus. Class A Shares that are not subject to a front-end sales charge as a result of the foregoing shall be subject to a CDSC for the CDSC Period set forth in Section 5(a) of this Plan if so provided in the Fund's prospectus. The offering price of Shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the Act and the rules and regulations thereunder. Class A Shares shall be subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Directors and set forth in the Fund's prospectus.

         (b) Class B Shares. Class B Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(b), (iii) subject to ongoing Service Fees and Distribution Fees approved from time to time by the Directors and set forth in the Fund's prospectus, and (iv) converted to Class A Shares eight years from the end of the calendar month in which the shareholder's order to purchase was accepted, as set forth in the Fund's prospectus.

         (c) Class C Shares. Class C Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(c), and (iii) subject to ongoing Service Fees and Distribution Fees approved from time to time by the Directors and set forth in the Fund's prospectus.

         (d) Institutional Shares. Institutional Shares shall be (i) offered at net asset value, (ii) offered only to certain categories of institutional customers as approved from time to time by the Directors and as set forth in the Fund's prospectus and (iii) may be subject to ongoing Service Fees and/or Distribution Fees as approved from time to time by the Directors and set forth in the Fund's prospectus.

         (e) AIM Cash Reserve Shares. AIM Cash Reserve Shares shall be (i) offered at net asset value and (ii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Directors and set forth in the Fund's prospectus. AIM Cash Reserve Shares acquired through exchange of Class A Shares of another Portfolio may be subject to a CDSC for the CDSC Period set forth in Section 5(a) of this Plan if so provided in the Fund's prospectus.

5. CDSC. A CDSC shall be imposed upon redemptions of Class A Shares that do not incur a front-end sales charge and of Class B Shares and Class C Shares as follows:

         (a) Class A Shares. The CDSC Period for Class A Shares shall be the period of time set forth in the Fund's prospectus. The CDSC rate shall be as set forth in the Fund's prospectus, the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class A Shares unless so provided in a Fund's prospectus.

         (b) Class B Shares. The CDSC Period for the Class B Shares shall be six years. The CDSC rate for the Class B Shares shall be as set forth in the Fund's prospectus, the relevant portions of which are incorporated herein by this reference.

         (c) Class C Shares. The CDSC Period for the Class C Shares shall be one year. The CDSC rate for the Class C Shares shall be as set forth in the Fund's prospectus, the relevant portions of which are incorporated herein by reference.

         (d) Method of Calculation. The CDSC shall be assessed on an amount equal to the lesser of the then current market value or the cost of the Shares being redeemed. No sales charge shall be imposed on increases in the net asset value of the Shares being redeemed above the initial purchase price. No CDSC shall be assessed on Shares derived from reinvestment of dividends or capital gains distributions. The order in which Shares are to be redeemed when not all of such Shares would be subject to a CDSC shall be determined by the Distributor in accordance with the provisions of Rule 6c-10 under the Act.

         (e) Waiver. The Distributor may in its discretion waive a CDSC otherwise due upon the redemption of Shares on terms disclosed in the Fund's prospectus or statement of additional information and, for the Class A Shares and AIM Cash Reserve Shares, as allowed under Rule 6c-10 under the Act.

6. Exchange Privileges. Exchanges of Shares shall be permitted between Funds as follows:

         (a) Class A Shares may be exchanged for Class A Shares of another Portfolio or AIM Cash Reserve Shares, subject to certain limitations set forth in the Fund's prospectus as it may be amended from time to time, relevant portions of which are incorporated herein by this reference.

         (b) Class B Shares may be exchanged for Class B Shares of another Portfolio at their relative net asset value.

         (c) Class C Shares may be exchanged for Class C Shares of any other Portfolio at their relative net asset value.

         (d) AIM Cash Reserve Shares may be exchanged for Class A Shares, Class B Shares or Class C Shares of another Portfolio, subject to certain limitations set forth in the Fund's prospectus as it may be amended from time to time, relevant portions of which are incorporated herein by this reference.

         (e) Depending upon the Portfolio from which and into which an exchange is being made and when the shares were purchased, shares being acquired in an exchange may be acquired at their offering price, at their net asset value or by paying the difference in sales charges, as disclosed in the Fund's prospectus and statement of additional information.

         (f) CDSC Computation. The CDSC payable upon redemption of Class A Shares, Class B Shares, Class C Shares and AIM Cash Reserve Shares subject to a CDSC shall be computed in the manner described in the Fund's prospectus.

7. Service and Distribution Fees. The Service Fee and Distribution Fee applicable to any Class shall be those set forth in the Fund's prospectus, relevant portions of which are incorporated herein by this reference. All other terms and conditions with respect to Service Fees and Distribution Fees shall be governed by the Plan of Distribution adopted by the Fund with respect to such fees and Rule 12b-1 of the Act.

8.       Conversion of Class B Shares.

         (a) Shares Received upon Reinvestment of Dividends and Distributions - Shares purchased through the reinvestment of dividends and distributions paid on Shares subject to conversion shall be treated as if held in a separate sub-account. Each time any Shares in a Shareholder's account (other than Shares held in the sub-account) convert to Class A Shares, a proportionate number of Shares held in the sub-account shall also convert to Class A Shares.

         (b) Conversions on Basis of Relative Net Asset Value - All conversions shall be effected on the basis of the relative net asset values of the two Classes without the imposition of any sales load or other charge.

         (c) Amendments to Plan of Distribution for Class A Shares - If any amendment is proposed to the Plan of Distribution under which Service Fees and Distribution Fees are paid with respect to Class A Shares of a Fund that would increase materially the amount to be borne by those Class A Shares, then no Class B Shares shall convert into Class A Shares of that Fund until the holders of Class B Shares of that Fund have also approved the proposed amendment. If the holders of such Class B Shares do not approve the proposed amendment, the Directors of the Fund and the Distributor shall take such action as is necessary to ensure that the Class voting against the amendment shall convert into another Class identical in all material respects to Class A Shares of the Fund as constituted prior to the amendment.

9. Effective Date. This Plan shall not take effect until a majority of the Directors of a Fund, including a majority of the Directors who are not interested persons of the Fund, shall find that the Plan, as proposed and including the expense allocations, is in the best interests of each Class individually and the Fund as a whole.

10. Amendments. This Plan may not be amended to materially change the provisions of this Plan unless such amendment is approved in the manner specified in Section 9 above.

                                                                 EXHIBIT g(3)(c)

                     AMENDMENT TO MASTER CUSTODIAN CONTRACT

         This Amendment to Master Custodian Contract is made as of June 29, 2001 by and between each investment company party to that certain Master Custodian Contract with State Street Bank and Trust Company dated as of May 1, 2000 (as amended, modified or supplemented and in effect from time to time, the "Contract") and State Street Bank and Trust Company.

         WHEREAS, capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract;

         WHEREAS, each Fund and the Custodian entered into an Amendment to Custodian Contract dated as of May 1, 2000 (the "2000 Amendment") to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act") and to amend and restate certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States; and

         WHEREAS, each Fund and the Custodian desire to further amend the Contract to reflect further revisions to Rule 17f-5, the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the 1940 Act and certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 and Article 4 of the Contract (as each is more particularly set forth in the 2000 Amendment) are hereby deleted and replaced in their entirety by Article 3 and Article 4, respectively, set forth below.

ARTICLE 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

3.1. DEFINITIONS. Capitalized terms in this Contract shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of a Portfolio's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of its Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by a Fund, on behalf of its Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by a Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the applicable Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the applicable Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to such Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the applicable Board in accordance with Section 3.2.5 hereunder and, to the extent that the Foreign Custody Manager has not issued a notice of withdrawal as Foreign Custody Manager for the particular country (pursuant to Section 3.2.2 above); the Foreign Custody Manager has not received a Proper Instruction to close the account (pursuant to

Section 3.2.2 above); and no other notice regarding termination of delegation has been issued (pursuant to Section 3.2.8 below), the Foreign Custody Manager shall suggest (in a non-binding manner) an alternative Eligible Foreign Custodian, if such is available.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, each Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to each Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying each Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3 ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the applicable Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.


ARTICLE 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the applicable Portfolio the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to the Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) Upon the sale of such foreign securities for the applicable Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) In connection with any repurchase agreement related to foreign securities;

         (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the applicable Portfolio;

         (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) For delivery as security in connection with any borrowing by any Fund requiring a pledge of assets by the applicable Fund;

         (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     In connection with the lending of foreign securities; and

         (xii) For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) Upon the purchase of foreign securities for the applicable Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) In connection with the conversion, exchange or surrender of foreign securities of the applicable Portfolio;

         (iii) For the payment of any expense or liability of the applicable Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the applicable Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) For payment of part or all of the dividends received in respect of securities sold short;

         (vii) In connection with the borrowing or lending of foreign securities; and

         (viii) For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in any Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the applicable Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the applicable Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights by each Fund, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of each Fund, such Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the applicable Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United states, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the applicable Fund of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of such jurisdictions including, responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Fund which is organized as a Delaware business trust as a Delaware business trust which is a "registered investment company" under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the applicable Fund, other relevant facts concerning tax treatment of such Fund and further to inform the Custodian if such Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which such Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by each Fund. The Custodian may engage reasonable professional advisors disclosed to the applicable Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

4.12. LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

4.13 USE OF TERM "FUND"; ASSETS AND LIABILITIES.

All references in this Article 4 or in Article 3 of this Contract to "Fund" shall mean either any Fund, or a Portfolio of any Fund, as the context requires or as applicable.

The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of each Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of any Fund generally or the assets of any other Portfolio.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                    STATE STREET BANK AND TRUST COMPANY


/s/ STEPHANIE L. POSTER
-----------------------
Stephanie L. Poster              By: /s/ JOSEPH L. HOOLEY
                                    ------------------------------------------
Vice President                      Joseph L. Hooley, Executive Vice President



WITNESSED BY:                    EACH INVESTMENT COMPANY SET FORTH ON
                                   APPENDIX A HERETO

/s/ JOHN H. LIVELY
--------------------
Name: John H. Lively             By: /s/ CAROL F. RELIHAN
Title: Counsel                      ------------------------------------------
                                    Name:  Carol F. Relihan
                                    Title: Senior Vice President
                                               AIM Advisor Funds
                                               AIM Equity Funds
                                               AIM Funds Group
                                               AIM International Funds, Inc.
                                               AIM Investment Securities Funds
                                               AIM Special Opportunities Funds
                                               AIM Summit Fund
                                               AIM Variable Insurance Funds
                                               AIM Floating Rate Fund

                                           Vice President
                                               AIM Growth Series
                                               AIM Investment Funds
                                               AIM Series Trust
                                               Global Investment Portfolio

                                   APPENDIX A
                          (AS REVISED OCTOBER 1, 2001)

AIM ADVISOR FUNDS                                   AIM SUMMIT FUND

o        AIM International Value Fund               AIM VARIABLE INSURANCE FUNDS
o        AIM Real Estate Fund
                                                    o        AIM V.I. Aggressive Growth Fund
AIM EQUITY FUNDS                                    o        AIM V.I. Balanced Fund
                                                    o        AIM V.I. Basic Value Fund
o        AIM Aggressive Growth Fund                 o        AIM V.I. Blue Chip Fund
o        AIM Blue Chip Fund                         o        AIM V.I. Capital Appreciation Fund
o        AIM Capital Development Fund               o        AIM V.I. Capital Development Fund
o        AIM Charter Fund                           o        AIM V.I. Dent Demographic Trends Fund
o        AIM Constellation Fund                     o        AIM V.I. Diversified Income Fund
o        AIM Dent Demographic Trends Fund           o        AIM V.I. Global Utilities Fund
o        AIM Emerging Growth Fund                   o        AIM V.I. Government Securities Fund
o        AIM Large Cap Basic Value Fund             o        AIM V.I. Growth and Income Fund
o        AIM Large Cap Growth Fund                  o        AIM V.I. Growth Fund
o        AIM Mid Cap Growth Fund                    o        AIM V.I. High Yield Fund
o        AIM Weingarten Fund                        o        AIM V.I. International Equity Fund
                                                    o        AIM V.I. Mid Cap Equity Fund
AIM FUNDS GROUP                                     o        AIM V.I. New Technology Fund
                                                    o        AIM V.I. Value Fund
o        AIM Balanced Fund
o        AIM Basic Balanced Fund                    AIM FLOATING RATE FUND
o        AIM European Small Company Fund
o        AIM Global Utilities Fund                  AIM GROWTH SERIES
o        AIM International Emerging Growth Fund
o        AIM New Technology Fund                    o        AIM Basic Value Fund
o        AIM Select Equity Fund                     o        AIM Euroland Growth Fund
o        AIM Small Cap Equity Fund                  o        AIM Mid Cap Equity Fund
o        AIM Value Fund                             o        AIM Small Cap Growth Fund
o        AIM Value II Fund
o        AIM Worldwide Spectrum Fund                AIM INVESTMENT FUNDS

AIM INTERNATIONAL FUNDS, INC.                       o        AIM Developing Markets Fund
                                                    o        AIM Global Financial Services Fund
o        AIM Asian Growth Fund                      o        AIM Global Health Care Fund
o        AIM European Development Fund              o        AIM Global Infrastructure Fund
o        AIM Global Aggressive Growth Fund          o        AIM Global Energy Fund
o        AIM Global Growth Fund                     o        AIM Global Telecommunications and
o        AIM Global Income Fund                                   Technology Fund
o        AIM International Equity Fund              o        AIM Strategic Income Fund

AIM INVESTMENT SECURITIES FUNDS                     AIM SERIES TRUST

o        AIM High Yield Fund                        o        AIM Global Trends Fund
o        AIM High Yield Fund II
o        AIM Income Fund
o        AIM Intermediate Government Fund

AIM SPECIAL OPPORTUNITIES FUNDS

o        AIM Large Cap Opportunities Fund
o        AIM Mid Cap Opportunities Fund
o        AIM Small Cap Opportunities Fund

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Argentina                  Citibank, N.A.

Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen Sparkassen AG

Bahrain                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Benin                      via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.

Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.

Bulgaria                   ING Bank N.V.

Burkina Faso               via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Canada                     State Street Trust Company Canada

Chile                      BankBoston, N.A.

People's Republic          Hongkong and Shanghai Banking Corporation Limited,
of China                   Shanghai and Shenzhen branches

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                 Banco BCT S.A.

Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank Ltd.

Czech Republic             Eeskoslovenska Obchodni Banka, A.S.

Denmark                    Danske Bank A/S

Ecuador                    Citibank, N.A.

Egypt                      HSBC Bank Egypt S.A.E.
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia                    Hansabank

Finland                    Merita Bank Plc.

France                     BNP Paribas Securities Services, S.A.

Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.

Guinea-Bissau              via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Hong Kong                  Standard Chartered Bank

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Hungary                    Citibank Rt.
                           (converting to Bank Austria Creditanstalt Rt August 10, 2001)

Iceland                    Icebank Ltd.

India                      Deutsche Bank AG

                           Hongkong and Shanghai Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.

Italy                      BNP Paribas, Italian Branch

Ivory Coast                Societe Generale de Banques en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                      The Fuji Bank, Limited

                           Sumitomo Mitsui Banking Corporation

Jordan                     HSBC Bank Middle East
                           (as delegate of Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                 HSBC Bank Kazakhstan

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          Hongkong and Shanghai Banking Corporation Limited

Latvia                     A/s Hansabanka

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Lebanon                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB

Malaysia                   Standard Chartered Bank Malaysia Berhad

Mali                       via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Mauritius                  Hongkong and Shanghai Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.

Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited               -

Netherlands                Fortis Bank (Nederland) N.V.

New Zealand                Westpac Banking Corporation

Niger                      via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Nigeria                    Stanbic Merchant Bank Nigeria Limited

Norway                     Christiania Bank og Kreditkasse ASA

Oman                       HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG

Palestine                  HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Panama                     BankBoston, N.A.

Peru                       Citibank, N.A.

Philippines                Standard Chartered Bank

Poland                     Bank Handlowy w Warszawie S.A.

Portugal                   Banco Comercial Portugues

Qatar                      HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.

Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse First Boston - Zurich)

Senegal                    via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Eeskoslovenska Obchodni Banka, A.S.

Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana

South Africa               Standard Bank of South Africa Limited

Spain                      Banco Santander Central Hispano S.A.

Sri Lanka                  Hongkong and Shanghai Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited

06/30/01

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN

Sweden                     Skandinaviska Enskilda Banken

Switzerland                UBS AG

Taiwan - R.O.C.            Central Trust of China

Thailand                   Standard Chartered Bank

Togo                       via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.

Ukraine                    ING Bank Ukraine

United Arab Emirates       HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

United Kingdom             State Street Bank and Trust Company,  London Branch

Uruguay                    BankBoston, N.A.

Venezuela                  Citibank, N.A.

Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Argentina                  Caja de Valores S.A.

      Australia                  Austraclear Limited

                                 Reserve Bank Information and Transfer System

      Austria                    Oesterreichische Kontrollbank AG
                                 (Wertpapiersammelbank Division)

      Belgium                    Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                 Banque Nationale de Belgique

      Benin                      Depositaire Central - Banque de Reglement

      Brazil                     Companhia Brasileira de Liquidacao e Custodia

                                 Sistema Especial de Liquidacao e de Custodia (SELIC)

                                 Central de Custodia e de Liquidacao Financeira de Titulos Privados
                                 (CETIP)

      Bulgaria                   Central Depository AD

                                 Bulgarian National Bank

      Burkina Faso               Depositaire Central - Banque de Reglement

      Canada                     Canadian Depository for Securities Limited

      Chile                      Deposito Central de Valores S.A.

      People's Republic          Shanghai Securities Central Clearing & Registration Corporation
      of China
                                 Shenzhen Securities Central Clearing Co., Ltd.

      Colombia                   Deposito Centralizado de Valores

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Costa Rica                 Central de Valores S.A.

      Croatia                    Ministry of Finance

                                 National Bank of Croatia

                                 Sredisnja Depozitarna Agencija d.d.

      Czech Republic             Stredisko cennych papiru

                                 Czech National Bank

      Denmark                    Vaerdipapircentralen (Danish Securities Center)

      Egypt                      Misr for Clearing, Settlement, and Depository

      Estonia                    Eesti Vaartpaberite Keskdepositoorium

      Finland                    Finnish Central Securities Depository

      France                     Euroclear France

      Germany                    Clearstream Banking AG, Frankfurt

      Greece                     Bank of Greece,
                                 System for Monitoring Transactions in Securities in Book-Entry Form

                                 Apothetirion Titlon AE - Central Securities Depository

      Guinea-Bissau              Depositaire Central - Banque de Reglement

      Hong Kong                  Central Clearing and Settlement System

                                 Central Moneymarkets Unit

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Hungary                    Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

      Iceland                    Iceland Securities Depository Limited

      India                      National Securities Depository Limited

                                 Central Depository Services India Limited

                                 Reserve Bank of India

      Indonesia                  Bank Indonesia

                                 PT Kustodian Sentral Efek Indonesia

      Israel                     Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

      Italy                      Monte Titoli S.p.A.

      Ivory Coast                Depositaire Central - Banque de Reglement

      Jamaica                    Jamaica Central Securities Depository

      Japan                      Japan Securities Depository Center (JASDEC)

                                 Bank of Japan Net System

      Kazakhstan                 Central Depository of Securities

      Kenya                      Central Bank of Kenya

      Republic of Korea          Korea Securities Depository

      Latvia                     Latvian Central Depository

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Lebanon                    Custodian and Clearing Center of Financial Instruments for
                                 Lebanon and the Middle East (Midclear) S.A.L.

                                 Banque du Liban

      Lithuania                  Central Securities Depository of Lithuania

      Malaysia                   Malaysian Central Depository Sdn. Bhd.

                                 Bank Negara Malaysia,
                                 Scripless Securities Trading and Safekeeping System

      Mali                       Depositaire Central - Banque de Reglement

      Mauritius                  Central Depository and Settlement Co. Ltd.

                                 Bank of Mauritius

      Mexico                     S.D. INDEVAL (Instituto para el Deposito de Valores)

      Morocco                    Maroclear

      Netherlands                Nederlands Centraal Instituut voor
                                 Giraal Effectenverkeer B.V. (NECIGEF)

      New Zealand                New Zealand Central Securities Depository Limited

      Niger                      Depositaire Central - Banque de Reglement

      Nigeria                    Central Securities Clearing System Limited

      Norway                     Verdipapirsentralen (Norwegian Central Securities Depository)

      Oman                       Muscat Depository & Securities Registration Company, SAOC

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

      Pakistan                   Central Depository Company of Pakistan Limited

                                 State Bank of Pakistan

      Palestine                  Clearing Depository and Settlement, a department
                                 of the Palestine Stock Exchange

      Peru                       Caja de Valores y Liquidaciones, Institucion de
                                 Compensacion y Liquidacion de Valores S.A

      Philippines                Philippine Central Depository, Inc.

                                 Registry of Scripless Securities (ROSS) of the Bureau of Treasury

      Poland                     National Depository of Securities
                                 (Krajowy Depozyt Papierow Wartosciowych SA)

                                 Central Treasury Bills Registrar

      Portugal                   Central de Valores Mobiliarios

      Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

      Romania                    National Securities Clearing, Settlement and Depository Company

                                 Bucharest Stock Exchange Registry Division

                                 National Bank of Romania

      Russia                     Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

      Senegal                    Depositaire Central - Banque de Reglement

      Singapore                  Central Depository (Pte) Limited

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

                                 Monetary Authority of Singapore

      Slovak Republic            Stredisko cennych papierov

                                 National Bank of Slovakia

      Slovenia                   Klirinsko Depotna Druzba d.d.

      South Africa               Central Depository Limited

                                 Share Transactions Totally Electronic (STRATE) Ltd.

      Spain                      Servicio de Compensacion y Liquidacion de Valores, S.A.

                                 Banco de Espana, Central de Anotaciones en Cuenta

      Sri Lanka                  Central Depository System (Pvt) Limited

      Sweden                     Vardepapperscentralen  VPC AB
                                 (Swedish Central Securities Depository)

      Switzerland                SegaIntersettle AG (SIS)

      Taiwan - R.O.C.            Taiwan Securities Central Depository Co., Ltd.

      Thailand                   Thailand Securities Depository Company Limited

      Togo                       Depositaire Central - Banque de Reglement

      Tunisia                    Societe Tunisienne Interprofessionelle pour la
                                 Compensation et de Depots des Valeurs Mobilieres

      Turkey                     Takas ve Saklama Bankasi A.S. (TAKASBANK)

06/30/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

      COUNTRY                    DEPOSITORIES

                                 Central Bank of Turkey

      Ukraine                    National Bank of Ukraine

                                 Mizhregionalny Fondovy Souz

      United Arab Emirates       Clearing and Depository System,
                                 a department of theDubai Financial Market

      Venezuela                  Banco Central de Venezuela

      Zambia                     LuSE Central Shares Depository Limited

                                 Bank of Zambia

      TRANSNATIONAL

      Euroclear

      Clearstream Banking AG

06/30/01

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                      BRIEF DESCRIPTION
-------------------------------                      -----------------
(SCHEDULED FREQUENCY)

The Guide to Custody in World Markets       An overview of settlement and safekeeping procedures,
(hardcopy annually and regular              custody practices and foreign investor considerations for
website updates)                            the markets in which State Street offers custodial services.

Global Custody Network Review               Information relating to Foreign Sub-Custodians in State
(annually)                                  Street's Global Custody Network. The Review stands as an
                                            integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying
                                            with SEC Rule 17f-5. The Review also gives insight into
                                            State Street's market expansion and Foreign Sub-Custodian
                                            selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review                Custody risk analyses of the Foreign Securities Depositories
(annually)                                  presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational
                                            obligations created by SEC Rule 17f-7.

Global Legal Survey                         With respect to each market in which State Street offers
(annually)                                  custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public
                                            accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to
                                            recover in the event of bankruptcy or insolvency of a
                                            Foreign Sub-Custodian or Foreign Securities System, (iii) a
                                            fund's ability to recover in the event of a loss by a
                                            Foreign Sub-Custodian or Foreign Securities System, and (iv)
                                            the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                     Copies of the contracts that State Street has entered into
(annually)                                  with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers
                                            custodial services.

Global Market Bulletin                      Information on changing settlement and custody conditions in
(daily or as necessary)                     markets where State Street offers custodial services.
                                            Includes changes in market and tax regulations, depository developments, dematerialization information, as well as
                                            other market changes that may impact State Street's clients.

Foreign Custody Advisories                  For those markets where State Street offers custodial
(as necessary)                              services that exhibit special risks or infrastructures
                                            impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                     Informational letters and accompanying materials confirming
(presently on a quarterly                   State Street's foreign custody arrangements, including a
basis or as otherwise necessary)            summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks
                                            associated with maintaining assets with Foreign Securities
                                            Depositories.